Exhibit 10.16

AMEDISYS, INC. 2018 OMNIBUS INCENTIVE COMPENSATION PLAN
(Inclusive of Plan amendments dated September 25, 2018 and October 21, 2020 and the full text of the Plan)

1.PURPOSE.
The purpose of the Amedisys, Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of Amedisys, Inc., a Delaware corporation (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. Toward this objective, the Committee may grant stock options, Stock Appreciation Rights ("SARs"), Stock Awards, cash bonuses and other incentive awards to Employees of the Company and its Subsidiaries and Affiliates on the terms and subject to the conditions set forth in the Plan. In addition, this Plan is intended to enable the Company to effectively attract, retain and reward Outside Directors by providing for grants of Outside Director Awards to Outside Directors. No Award under this Plan (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
2.DEFINITIONS.
a.“Affiliate” means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of that entity or at least 20% of the ownership interests in that entity.
b.“Alternative Award” has the meaning assigned to such term in Section 22, herein.
c.“Award” means any form of Option, SAR, Stock Award, Restricted Share Unit, cash bonus or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Notice or otherwise.
d.“Award Notice” means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers. In the event of a conflict between the terms of the Plan and any Award Notice, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.
e.“Board” means the Board of Directors of the Company.

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f.“Cash Maximum” means $5 million.
g.“Cause” means, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the Company or any Subsidiary or Affiliate as of the date an Award is granted, the definition used in such employment agreement as of such date, or (ii) if the Participant does not have an effective employment agreement with the Company or any Subsidiary or Affiliate as of the date an Award is granted, unless otherwise provided in the Participant’s Award Notice, matters which, in the judgment of the Committee, constitute any one or more of the following: (i) default or breach of any of the provisions of any agreement that the Participant may have with the Company or any Affiliate or Subsidiary; (ii) actions constituting fraud, abuse, dishonesty, embezzlement, destruction or theft of Company property, or breach of the duty of loyalty owed by the Participant to the Company; (iii) violation of any applicable laws, rules or regulations (including, without limitation, all Medicare and other health care laws, rules and regulations pertaining to the provision of home health care, hospice or any other services provided by the Company); (iv) furnishing materially false, inaccurate, misleading or incomplete information to the Company; (v) actions constituting a material breach of the Company’s Code of Ethical Business Conduct, the Company’s employee handbook or any other Company policy; (vi) willful failure to follow reasonable and lawful directives of the Participant’s supervisor, or any of the Company’s senior executive officers, which are consistent with the Participant’s job responsibilities and performance; or (vii) failure to satisfy the requirements of the Participant’s job, regardless whether or not such failure is willful, including the failure to satisfy the objectives of any action plan or performance improvement plan that the Participant may be under. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
h.“Change In Control” means the happening of any of the following:
i.any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act or in Section 409A of the Code, other than the Company or a wholly-owned Subsidiary, or any employee benefit plan of the Company or any Subsidiary, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or
ii.as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election of directors, or any combination of the foregoing transactions, after the transaction less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor corporation or cooperative or entity, entitled to vote generally in the election of the directors of the Company, or other successor corporation or other entity, are held in the aggregate by the holders of the Company’s securities who immediately prior to the transaction had been entitled to vote generally in the election of directors of the Company; or
iii.during any period of 12 consecutive months, individuals who at the beginning of the period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during the relevant 12 month period was approved by a vote of at least 2/3 of the directors of the Company then still in office who were directors of the Company at the beginning of that period.
i.“Change In Control Price” means the closing price (or, if the shares are not traded on an exchange, the last sale price or closing “asked” price) per share paid for the purchase of Common Stock in a national securities market on the date the Change In Control occurs.
j.“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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k.“Committee” means the Compensation Committee of the Board, or any other committee designated by the Board, authorized to administer the Plan under Section 3 of this Plan. The Committee shall consist of not less than 2 members who shall be appointed by, and shall serve at the pleasure of, the Board. The directors appointed to serve on the Committee shall be: (i) “independent” within the meaning of the listing standards of any securities exchange or automated quotation system upon which the Common Stock is listed or quoted; (ii) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act); and (iii) “outside directors” (within the meaning of Code Section 162(m) and its related regulations). However, the mere fact that a Committee member fails to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan.
l.“Common Stock” means the $0.001 par value common stock of the Company.
m.“Company” means Amedisys, Inc. or any successor.
n.“Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.
o.“Covered Employee” means an individual who is, with respect to the Company, an individual defined in Code Section 162(m)(3).
p.“Director” means an individual who is a member of the Board.
q.“Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which that Disability relates.
r.“Effective Date” is defined in Section 6.
s.“Employee” means an employee or prospective employee of the Company, a Subsidiary or an Affiliate.
t.“Employment” means, except as otherwise required by Section 409A of the Code, continuous, uninterrupted full time employment with the Company or any Affiliate or Subsidiary, and shall include the provision of services as an Outside Director or Consultant for the Company or any Affiliate or Subsidiary; provided, however, that a change in a Participant’s status from an Employee or Outside Director to a Consultant shall constitute a termination of Employment as an Employee or Outside Director, as applicable, and shall constitute a new Employment as a Consultant, and for the avoidance of doubt, a change in a Participant’s status from a full time Employee to a part time Employee shall constitute a termination of Employment as an Employee under this Plan. A Participant’s Employment shall terminate on the date (i) the Participant’s status changes as set forth in the preceding sentence or (ii) the Participant is no longer employed by an entity that is at least one of the Company, an Affiliate or a Subsidiary as of such date. “Employed” shall have a correlative meaning.
u.“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time.
v.“Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 2.37.
w.“Fair Market Value” with respect to the Common Stock, as of any given date, unless otherwise determined by the Committee in good faith, means the reported closing sale price of a share of Common Stock on the automated quotation system or other market or exchange that is the principal trading market for the Common Stock, or if no sale of a share of Common Stock is so reported on that date, the fair market value of a share of Common Stock as determined by the Committee in good faith.
x.“Fiscal Year” means the Company's fiscal year.

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y.“Good Reason” shall mean:
i.If a Participant is a party to an employment agreement with the Company and such agreement provides for a definition of Good Reason, the definition contained in such agreement; or
ii.If a Participant is a “Covered Executive” as defined in the Amedisys Holding, L.L.C. Severance Plan for Key Employees (the “Key Executive Severance Plan”), the definition of Good Reason contained in the Key Executive Severance Plan; or
iii.If no such employment agreement exists or if such agreement does not define Good Reason, and the Participant is not a “Covered Executive” under the Key Executive Severance Plan, the occurrence of one or more of the following without the Participant's express written consent: (i) Participant suffers a material diminution in authority, responsibilities, or duties; or (ii) Participant suffers a material reduction in base salary other than in connection with a proportionate reduction in the base salaries of all similarly situated senior officer-level employees.
z.“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.
aa.“Incentive Stock Option” means an option to purchase Common Stock from the Company that is granted under Section 8 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
ab.“Non-Qualified Stock Option” shall mean an option to purchase Common Stock from the Company that is granted under Section 8 or 23 of the Plan and is not intended to be an Incentive Stock Option.
ac.“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
ad.“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate of the Company.
ae.“Outside Director Award” means either a Director Option or a Director Stock Award or combination thereof awarded to an Outside Director under Section 23.
af.“Participant” means any individual to whom an Award has been granted by the Committee under this Plan.
ag.“Performance-Based Award” means (i) any Option or SAR granted under the Plan, or (ii) any other Award that is made subject to performance goals based on Performance Measures as set forth in Section 12.
ah.“Performance Measures” means one or more of the performance measures listed in Section 12.1 upon which performance goals for certain Performance-Based Awards may be established by the Committee.
ai.“Qualifying Event” means, with respect to a Participant, (i) a termination of such Participant’s Employment by the Company (and all then-Affiliates or Subsidiaries) without Cause following a Change in Control of the Company, (ii) a termination of such Participant’s Employment by the Participant for Good Reason following a Change in Control of the Company, or (iii) a relocation of the Participant’s principal place of employment by more than 50 miles. It is understood that a Participant shall not have a Qualifying Event pursuant to clause (i) above by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that is at least one of (i) the Company or (ii) any entity that was an Affiliate or Subsidiary undergoing a Change in Control immediately prior to such Change in

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Control. Notwithstanding the foregoing, payments on account of a Participant’s Qualifying Event that constitute “deferred compensation” within the meaning of Section 409A of the Code shall not commence unless and until the Participant has also incurred a “separation from service” within the meaning of Code Section 409A.
aj.“Restricted Share Unit” means a bookkeeping entry used by the Company to record and account for the grant of an Award of restricted Common Stocks under Section 10 of the Plan until the Award is paid, canceled, forfeited or terminated, as the case may be.
ak.“SAR” is an Award that shall entitle the recipient to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, a payment equal to the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.
al.“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
am.“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
an.“Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 as a result of the Participant’s position with the Company.
ao.“Stock Award” means an Award granted pursuant to Section 10 in the form of shares of Common Stock or restricted shares of Common Stock.
ap.“Stockholder Approval Date” means the date on which this Plan is approved by the requisite vote of the stockholders of the Company.
aq.“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50% or more.
3.ADMINISTRATION.
The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to: (a) interpret the Plan; (b) establish any rules and regulations it deems necessary for the proper operation and administration of the Plan; (c) select persons to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether an Option, SAR, Stock Award, cash bonus, or other incentive award established by the Committee, the number of shares subject to the Award, all the terms, conditions, restrictions and limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice; (e) determine whether Awards should be granted singly, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award in the event of a Participant’s termination of employment or when that action or actions would be in the best interests of the Company, but only to the extent that such action would not violate the provisions of Section 409A of the Code; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.3, which the Committee determines are consistent with the Plan’s purpose; and (i) take all other action it deems necessary or advisable for the proper operation or administration of the Plan. Subject to Section 20, the Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Company or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on all persons, including the Company and Participants. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company under conditions and limitations the Committee may establish; however, only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders, and only the Board shall have the authority to grant and establish the terms of awards under Section 23. Notwithstanding the foregoing, neither the Board, the Committee nor any of their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price, or cancel any Award with an

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exercise, base or purchase price in exchange for cash, property or other Award, without first obtaining the approval of the Company's stockholders.
4.ELIGIBILITY.
Any Employee, Outside Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 23.
5.NUMBER OF SHARES AVAILABLE.
a.Share Limits. Subject to adjustment as provided in Section 16 of the Plan, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 2,500,000 shares. The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Outside Director, together with any cash fees paid to such Outside Director during the Fiscal Year, shall not exceed a total value of $500,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). Any shares of Common Stock related to Awards that are settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, subject to Section 20(c), any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the related shares or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Any shares of Common Stock related to Awards that are cancelled on settlement of options or SARs in payment of the exercise price thereof and shares of Common Stock withheld to pay taxes shall not be available again for grant under the Plan. Finally, and notwithstanding the foregoing and subject to adjustment as provided in Section 16 of the Plan, the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be increased by the number of shares of Common Stock with respect to which options or other awards were granted under the Company’s 2008 Omnibus Incentive Compensation Plan (the “2008 Plan”) as of the record date for the meeting of stockholders to approve this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Common Stock under the terms of the 2008 Plan (but excluding shares of Common Stock cancelled on settlement of options or SARs in payment of the exercise price thereof or shares of Common Stock withheld to pay taxes); and any such shares shall again be available for grant as Awards under this Plan. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 16 hereof, no Participant may receive Options, SARs, Stock Awards or Restricted Share Units under the Plan during any one calendar year under the Plan that, taken together, relate to more than 750,000 shares of Common Stock. For purposes of this limitation, forfeited, canceled or stockholder approved repriced shares granted to a Participant in any given calendar year shall continue to be counted against the maximum number of shares that may be granted to that Participant in that calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares.
b.Minimum Vesting. With the exception of Performance-Based Awards, which are subject to a minimum one-year vesting period, effective for Awards issued on or after the Effective Date, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as SARs, Options, Stock Awards or Restricted Share Units which vest within one year after the date of grant. With respect to such Awards in excess of 5% of the Shares authorized for delivery under the Plan, the vesting period must be a minimum of one year from the date of grant.
c.No Further Awards Under 2008 Plan. After the Stockholder Approval Date, no Awards may be granted under the 2008 Plan.
6.EFFECTIVE DATE; TERM.
The Plan became effective upon adoption by the Board on March 29, 2018 (the “Effective Date”), subject to requisite approval by stockholders of the Company.

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7.PARTICIPATION.
The Committee shall select, from time to time, Participants from those Employees, Directors and Consultants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.
8.STOCK OPTIONS.
a.Grants. Awards may be granted in the form of Options. Options may be Incentive Stock Options, other tax-qualified stock options, or Non-Qualified Stock Options, or a combination of any of those.
b.Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at the times determined by the Committee. The Committee also shall determine the performance or other conditions, if any, which must be satisfied before all or part of an Option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted in the case of Incentive Stock Options when the Employee to whom the option is to be granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries (a “Ten Percent Owner”), and in the case of all Options other than Incentive Stock Options, not less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. Each Option shall expire not later than 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Owner, not later than 5 years) from its date of grant.
c.Restrictions Relating to Incentive Stock Options. Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Accordingly, Incentive Stock Options may only be granted to Employees who are employees of the Company or a Subsidiary, and the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or other limit required by the Code). Except with respect to Ten Percent Owners, each Incentive Stock Option shall expire not later than 10 years from its date of grant.
d.Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish other terms, conditions, restrictions and limitations, if any, on any Option, provided they are not inconsistent with the Plan.
e.Exercise. The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements, so long as they do not in any way conflict with the requirements of applicable law), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered by Participants.
9.STOCK APPRECIATION RIGHTS.
a.Grants. Awards may be granted in the form of SARs. The SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. In the case of SARs granted in tandem with Options granted prior to the grant of the SARs, the appreciation in value is the difference between the option price of the related stock option and the Fair Market Value of the Common Stock on the date of exercise.
b.Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of that SAR (the base from which the value

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of the SAR is measured at its exercise) shall be the Exercise Price under the related Option. If a related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by the exercise.
c.Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in the installments and at the times determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed 10 years. The Exercise Price of a Freestanding SAR shall also be determined by the Committee; however, that price shall not be less than 100% of the Fair Market Value on the date of grant of the Freestanding SAR of the number of shares of Common Stock to which the Freestanding SAR relates. The Committee also shall determine the Performance Measures or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.
d.Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of the affected SAR if at that time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of the SAR.
e.Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.
10.STOCK AWARDS AND RESTRICTED SHARE UNITS.
a.Grants. Awards may be granted in the form of Stock Awards and Restricted Share Units. Stock Awards and Restricted Share Units shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine. Stock Awards shall be made in actual shares of Common Stock.
b.Award Restrictions. Stock Awards and Restricted Share Units shall be subject to terms, conditions, restrictions, and limitations, if any, the Committee deems appropriate including, without limitation, restrictions on transferability and continued Employment of the Participant. The Committee also shall determine the Performance Measures or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Stock Awards and Restricted Share Unit Awards.
c.Rights as Stockholder. During the period in which any restricted shares of Common Stock are subject to restrictions imposed pursuant to Section 10.2, (i) the Participant to whom restricted shares have been awarded shall have no right with respect to such Common Stock to vote such shares during the restricted period or to receive dividends which are declared with respect to such Common Stock with a record date during the restricted period; (ii) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Notice with respect to such Common Stock; (iii) none of the Common Stock represented by the Award may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iv) except as otherwise determined by the Committee at or after grant, all of the shares of Common Stock subject to the Award shall be forfeited and all rights of the Participant to such Common Stock shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous Employment of the Company for the entire restricted period in relation to which such shares of Common Stock were granted and unless any other restrictive conditions relating to the restricted Share Award are met. Unless otherwise provided in the applicable Award Notice, any shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Share Award.
d.Evidence of Award. Subject to Section 10.5, any Stock Award granted under the Plan shall be evidenced by issuance of a stock certificate or certificates or, in the discretion of the Committee, through issuance of

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instructions to the Company’s transfer agent to issue the shares of Common Stock subject to the Award in book-entry (uncertificated) form on the books and records of the transfer agent through the Direct Registration System (“DRS”) or any successor system. Any Restricted Share Unit shall be evidenced by an Award Notice that sets forth any other terms, conditions, restrictions and limitations, if any, established by the Committee with respect to any Restricted Share Unit Award that are consistent with the terms of the Plan.
e.Delivery of Shares and Transfer Restrictions. Upon issuance of a certificate evidencing a restricted Share Award, such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Notice, the grantee shall have all rights of a stockholder with respect to the Restricted Shares Upon the issuance of a restricted Share Award in book entry form, the Company’s transfer agent shall be apprised of and shall duly note any restrictions such as those set forth above that are applicable to the restricted Share Award.
f.Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Notice relating to the restricted Share Award or in the Plan shall lapse as to the restricted shares of Common Stock subject thereto, and either: (i) a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be; or (ii) in the event the Share Award was evidenced in book entry form, the Company’s transfer agent shall be notified of the lapse and or termination of the restrictions and to remove all references thereto in its books and records.
g.Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Notice. Unless otherwise provided in the applicable Award Notice, a Participant shall receive dividend rights in respect of any vested Restricted Share Units at the time of any payment of dividends to stockholders on the Common Stock. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of shares of Common Stock equal to the number of vested Restricted Share Units then credited to the Participant. Other than pursuant to Section 15 (but no transfers for consideration shall be permitted), Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous Employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
11.PLAN CASH BONUSES.
While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no Covered Employee shall be eligible to receive a cash bonus granted under the Plan in excess of the Cash Maximum in any fiscal year; no cash bonus shall be granted pursuant to this Plan to any Covered Employee unless the cash bonus constitutes a Performance-Based Award, and no cash bonus awarded pursuant to the Plan shall be paid later than 2 1/2 months after the end of the calendar year in which such bonus was earned.
12.PERFORMANCE GOALS FOR CERTAIN AWARDS.
a.Performance-Based Awards. When granting any Award, the Committee may designate the Award as a Performance-Based Award. If an Award is so designated, the Committee shall establish performance goals for the Award based on one or more of the following Performance Measures, which may be expressed in terms of

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Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary:
(1)return on capital, equity, or assets (including economic value created),
(2)productivity or operating efficiencies,
(3)cost improvements,
(4)cash flow,
(5)sales revenue growth,
(6)net income, earnings per share, or earnings from operations,
(7)quality,
(8)customer satisfaction,
(9)comparable store sales,
(10)stock price or total stockholder return,
(11)EBITDA or EBITDAR,
(12)after tax operating income,
(13)book value per Share,
(14)debt reduction,
(15)strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions, retention or divestitures, or
(16)any combination of the foregoing.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Common Stock outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 12.1 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) acquisitions or divestitures, (vi) extraordinary, unusual or infrequently occurring items as described in the Company’s financial statements or notes thereto appearing in the Company’s Annual Report on Form 10-K, and/or in management’s discussion and analysis of financial condition and results of operations appearing in such Annual Report, and (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof. Measurement of the Company’s performance against the goals established by the Committee shall be objectively determinable, and to the extent goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in those principles after that date.
b.Performance Goal Conditions. Each Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Performance Measures, together with the satisfaction of any other conditions, such as continued Employment, the Committee may determine to be appropriate; however, (i) the

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Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the performance goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 22 shall apply notwithstanding this sentence.
c.Certification of Goal Achievement. Any payment of a Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 12.2, no Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Performance Measures or to increase the amount payable under, or the value of, the Award.
13.PAYMENT OF AWARDS.
At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property the Committee shall determine. In addition, payment of Awards may include terms, conditions, restrictions and limitations, if any, the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions.
14.TERMINATION OF EMPLOYMENT.
The terms in this Section 14 describe a Participant’s rights upon termination of Employment with respect to Awards granted under the Plan, provided, however, that the terms provided in a Participant’s Award Notice may supplement or modify the results of termination of Employment under this Section 14 and, provided further, in the event of a Change in Control, the Participant’s rights under an Award will be determined in accordance with Section 22.
a.Options. The portion of an Option that has become vested under the terms of an Award Notice or this Plan following termination of Employment, based on the conditions for such termination, shall be exercisable for the period described in this Section 14.1. Upon the expiration of such right to exercise the Option, the unexercised portion of the Option will be forfeited.
i.Death and Disability. If the Participant’s Employment is terminated due to death or Disability, the Option shall become fully vested. The right to exercise the Option will expire one year after death or Disability or, if sooner ten years after the Option was granted.
ii.Termination for Cause. If the Participant’s employment is terminated for Cause, the Participant shall immediately forfeit the unexercised portion of the Option, whether vested or unvested.
iii.Other Termination of Employment. If the Participant’s Employment is terminated for any reason not described above in this Section 14.1, the Participant shall immediately forfeit any portion of the Option that is unvested as of the date of termination of Employment. The right to exercise the vested portion of the Option will expire 90 days following such termination of Employment or, if sooner ten years after the Grant Date.
b.Other Awards. Awards of Performance-Based Awards, Restricted Share Units, SARs, and Stock Awards that have not become vested under the terms of an Award Notice or this Plan will be forfeited upon the termination of the Participant’s Employment, except as described in this Section 14.2.
i.Time Vested Awards. With respect to Awards that condition vesting solely with respect to continued employment, upon termination of Employment that is due to death or Disability, the Participant’s rights under an Award that shall become fully vested.
ii.Performance Vested Awards. With respect to Awards that condition vesting upon achievement of performance measures, which may be stated in the Award Notice, upon termination of Employment that is due to death or Disability, the Participant’s rights under an Award that shall

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become fully vested with respect to the portion of the Award that is earned by achievement of such performance measures on or prior to the date of death or Disability.
15.NO ASSIGNMENT.
No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; however, the Committee may (but need not) permit other transfers where the Committee concludes that transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) the duly appointed conservator or other lawfully designated representative of the Participant in the case of a permanent Disability involving a mental incapacity or (b) the transferee in the case of an Award transferred in accordance with the preceding sentence.
16.CAPITAL ADJUSTMENTS.
The number and price of shares of Common Stock covered by each Award and Outside Director Award and the total number of shares of Common Stock that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Common Stock, any Award or Outside Director Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award or Outside Director Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards or Outside Director Awards held by the Participants or Outside Directors, as the case may be, immediately following the change is the same as that value immediately prior to the change.
17.WITHHOLDING TAXES.
The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligations) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event, the Company may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of Common Stock having a Fair Market Value that is equal to the withholding. The Company shall determine the amount of the tax withholding in an amount that is not in excess of the maximum applicable tax rate.
18.REGULATORY APPROVALS AND LISTINGS.
Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of shares of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of the shares to quotation or listing on the automated quotation system or stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of the shares under any State or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

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19.PLAN AMENDMENT.
Except as provided in Section 22, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without stockholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing stock options or SARs or otherwise increase the benefits accruing to Participants or Outside Directors, (ii) increase the number of shares of Common Stock issuable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to stockholder approval; and, the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
20.AWARD AMENDMENTS.
Except as provided in Section 22, the Committee may amend, modify or terminate any outstanding Award or Outside Director Award without approval of the Participant or Outside Director, as applicable; however:
i.subject to the terms of the applicable Award Notice, an amendment, modification or termination shall not, without the Participant’s or Outside Director’s consent, as applicable, reduce or diminish the value of the Award or Outside Director Award determined as if the Award or Outside Director Award had been exercised, vested, cashed in (at the spread value in the case of stock options or SARs) or otherwise settled on the date of that amendment or termination;
ii.the original term of any stock option or SAR may not be extended without the prior approval of the stockholders of the Company;
iii.except as otherwise provided in Section 16 of the Plan, the exercise price of any outstanding stock option or SAR may not be reduced, directly or indirectly, and outstanding stock options or SARs may not be cancelled in exchange for cash or replaced by other awards or stock options or SARs with an exercise price that is less than the exercise price of the cancelled stock options or SARs, without the prior approval of the stockholders of the Company; and
iv.no termination, amendment, or modification of the Plan shall adversely affect any Award or Outside Director Awards previously granted under the Plan, without the written consent of the affected Participant or Outside Director.
21.GOVERNING LAW.
This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.
22.CHANGE IN CONTROL.
Subject to the limitations set forth in this Section 22, in the event (i) a Participant has a Qualifying Event within two years following a Change in Control of the Company, or (ii) a Change in Control occurs in which outstanding Awards are not assumed or honored by the successor entity or corporation or replaced with an Alternative Award (as defined below), the following provisions shall apply to any Award which has not previously terminated or expired:
i.any SAR and any Option or Outside Director Award awarded under this Plan that is not previously vested and exercisable shall become fully vested and exercisable;
ii.the restrictions applicable to any Award which are not already vested under the Plan shall lapse, and those existing shares and awards shall be deemed fully vested;

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iii.unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, the value of all vested outstanding Options, SARs, Outside Director Awards and other Awards, shall be cashed out on the basis of the Change in Control Price as of the date the Change in Control is determined to have occurred (or other date determined by the Board or Committee prior to the Change in Control); and
iv.the Board or the Committee may impose additional conditions on the acceleration or valuation of any Award in any applicable Award Notice.
To qualify as an “Alternative Award,” the Committee must determine that the existing Awards are to be assumed, honored or new rights substituted by the successor corporation or entity and further must:
1.be based on shares of common stock that are traded on an established U.S. securities market or another public market;
2.provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule, identical or better timing and methods of payment and identical or better performance criteria for those awards that are performance based;
3.have substantially equivalent economic value to such Award;
4.contain terms and conditions which provide that in the event that the Participant’s employment is terminated for death or Disability or is terminated without Cause within two years following a Change of Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award shall lapse; and
5.be on terms and conditions that do not result in adverse tax consequences to the Participant under Section 409A of the Code.
23.AWARDS TO OUTSIDE DIRECTORS.
a.The independent members of the Board may provide that all or a portion of an Outside Director’s annual retainer, meeting fees and/or other awards or compensation as determined by such independent members of the Board, be payable (either automatically or at the election of an Outside Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
b.The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 8, 9 and 10 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the independent members of the Board.
24.NO RIGHT TO EMPLOYMENT OR PARTICIPATION.
The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Notice or other document evidencing such Award. Participation in the Plan shall not give any Participant any right to remain in the employ, or to serve as a director, of the Company or any Subsidiary or Affiliate of the Company or, in the case of employment with a Subsidiary or Affiliate, the Subsidiary or Affiliate reserves the right to terminate the employment of any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

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25.NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Section 10.3 hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, those rights shall be no greater than the rights of an unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or to make payments in lieu of, or with respect to, Plan awards. However, unless the Committee determines otherwise with the express consent of the affected Participant, the existence of any such trusts or other arrangements is consistent with this “unfunded” status of the Plan.
26.DIVIDENDS.
No dividends or dividend equivalents shall be paid to Participants with respect to any unvested Awards until such Awards vest. Notwithstanding the foregoing, dividends may be accrued and paid only at such time, if any, as such unvested Awards become vested.
27.SECURITIES LAWS.
With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
28.REQUIRED WRITTEN REPRESENTATIONS.
The Committee may require each person purchasing shares pursuant to a stock option or other award under the Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring any shares of Common Stock without a view to their distribution. The certificates for shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to stop transfer orders and other restrictions the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to the applicable restrictions. Each Participant is responsible for fully complying with all applicable state and federal securities laws and rules and the Company assumes no responsibility for compliance with any such laws or rules pertaining to a Participant’s resale of any shares of Common Stock acquired pursuant to this Plan.
29.NON-EXCLUSIVE ARRANGEMENT.
Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if required; and those arrangements may be either generally applicable or applicable only in specific cases.
30.LIMITS ON LIABILITY AND INDEMNIFICATION.
The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made under the Plan in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to all other rights of indemnification they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, and against all amounts paid by them in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid to them in satisfaction of a judgment in that action, suit or proceeding, except in relation to

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matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties. Within 60 days after institution of any action, suit or proceeding covered by this Section 30, the Committee member must inform the Company in writing of the claim and offer the Company the opportunity, at its own expense, to handle and defend the matter.

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